U. S. Securities and Exchange Commission

                             Washington, D.C. 20549

                                   Form 10-12G

                        GENERAL FORM FOR REGISTRATION OF
                                  SECURITIES OF
                             SMALL BUSINESS ISSUERS

                 Under Section 12(b) or 12(g) of the Securities
                              Exchange Act of 1934

                                    Fona Inc.
                 (Name of Small Business Issuer in its charter)

                  Nevada                                   41-1683548
      -------------------------------                  ----------------
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                 Identification No.)

                        5353 Manhattan Circle, Suite 101
                             Boulder, Colorado 80303
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                  Registrants telephone number: (303) 499-6000

           Securities to be registered under Section 12(b) of the Act:

                  Title of each class Name of each exchange on
            to be so registered which each class is to be registered
                                 Not Applicable

           Securities to be registered under Section 12(g) of the Act:

                                  Common Stock
                                (Title of class)


Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):


Large accelerated filer [ ] Accelerated filer [ ] Non-accelerated filer [ ] Smaller Reporting Company [ ] (Do not check if a smaller reporting company)


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ITEM 1. DESCRIPTION OF BUSINESS

Fona, Inc. (the "registrant" or "Company") was incorporated under the laws of the state of Minnesota in November 1990 under the name Fonahome Corporation. On March 24, 2009, the Company reincorporated in the state of Nevada and merged with its wholly-owned subsidiary, Fona, Inc., adopting the surviving company's name, Fona, Inc. The Company was originally formed to develop and market an interactive information and advertising service.

The Company made a registered public offering of its common stock on May 8, 1992 to provide working capital to the Company. The offering was made pursuant to a registration statement under the Securities Act of 1933 filed with the Securities and Exchange Commission, the SEC, on April, 29, 1992.

Since December 1999, the Company has had no significant business operations other than normal expenses incurred to keep the Company in good standing with the State of Minnesota and minimal revenues and administrative and professional fees.

The Company has opted to become a "blank check" company and to further engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

On March 3, 2009, the Company held a shareholder meeting approving the Stock Purchase Agreement and an Agreement and Plan of Merger effectively changing the name of the Company to Fona Inc., a Nevada corporation ("Re-incorporation Merger") and simultaneously adopting the capital structure of Fona Inc., which includes total authorized capital stock of 800,000,000 shares, of which 780,000,000 are common stock and 20,000,000 are blank check preferred stock.

On March 3, 2009, the shareholders also approved and ratified an Assignment Agreement under which the Company assigned its worldwide copyrights, trademarks and other assets to The Boosalis Group, Inc. and various issuances of common stock by the Company in exchange for forgiveness of debt and other considerations.

On March 24, 2009, the Articles of Merger of Fonahome Corporation, a Minnesota Corporation, into Fona, Inc., A Nevada Corporation, were filed with the Nevada Secretary of State.

On April 1, 2009, the Board of Directors approved the issuance of 3,954,950 shares of our common stock to two individuals, (Sanford Schwartz and Michael Friess), for a $10,000 cash payment and a note for an additional $10,000. The note was satisfied in May, 2009.

On April 22, 2009, the Board of Directors accepted the resignation of Nick T Boosalis and appointed Michael Friess as President, CEO, and Chairman of the Board, Sanford Schwartz as Vice President, and Chloe DiVita as Secretary, Treasurer and CFO of the Company.

Since December 1999, the Company has had insignificant operations. As such, the Company may presently be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The Company has opted to register its common stock pursuant to section
12(g) of the Securities Exchange Act of 1934 in an effort to maximize shareholder value. The best use and primary attraction of the Company as a merger partner or acquisition vehicle will be its status as a reporting public company. Any business combination or transaction is expected to result in a significant issuance of shares and substantial dilution to present stockholders of the Company.

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The proposed business activities described herein classify the Company as a
"blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any additional offerings of the Company's securities, either debt or equity, until such time as the Company has successfully implemented its business plan described herein.

The Company maintains headquarters at the office of its President. The Company's website is www.fonainc.com. The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report. The Company will file reports with the SEC.

The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Employees

We currently have no employees. Michael Friess, Sanford Schwartz and Chloe DiVita each devote approximately 5-10% of their time to the Company's business. Our management expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as we are seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

ITEM 1A. RISK FACTORS

A. Conflicts of Interest. There are certain conflicts of interest between us and our officers and directors. They have other business interests to which they currently devote attention, and are expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through their exercise of judgment in a manner which is consistent with their fiduciary duties to the Company.

It is anticipated that our principal shareholders may actively negotiate or otherwise consent to the purchase of all or a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. In this process, our principal shareholders may consider their own personal pecuniary benefit rather than the best interests of our other shareholders, and the other shareholders are not expected to be afforded the opportunity to approve or consent to any particular stock buy-out transaction.

B. Need for Additional Financing. We have very limited funds, and such funds are unlikely to be adequate to take advantage of any available business opportunities. Even if our funds prove to be sufficient to acquire an interest in, or complete a transaction with, a business opportunity, we may not have enough capital to exploit the opportunity. Our ultimate success may depend upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until we determine a need for additional financing.

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

If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If such funds are not available, our operations will be limited to those that can be financed with our modest capital.

C. Regulation of Penny Stocks. Our securities, when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of our shareholders in this offering to sell their securities in any market that might develop.

Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The Company's management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

D. No Operating History or Revenue and Minimal Assets. The Company has had no operating history nor any revenues or earnings from operations since 1999. The Company has no significant assets or significant financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

E. No Assurance of Success or Profitability. There is no assurance that we will acquire a business opportunity. Even if we should become involved in a business opportunity, there is no assurance that it will generate revenues or profits, or that the market price of our common stock will be increased thereby.

F. Possible Business - Not Identified and Highly Risky. We have not identified and have no commitments to enter into or acquire a specific business opportunity. Therefore we can disclose the risks and hazards of a business or opportunity that we may enter into in only a general manner, and cannot disclose the risks and hazards of any specific business or opportunity. An investor can expect a potential business opportunity to be quite risky. Our acquisition of or participation in a business opportunity will likely be highly illiquid and could result in a total loss to us and our shareholders if the business or opportunity proves to be unsuccessful.

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

G. Type of Business Acquired. The type of business to be acquired may be one that desires to avoid affecting its own public offering and the accompanying expense, delays, uncertainties, and federal and state requirements which purport to protect investors. Because of our limited capital, it is more likely than not that any acquisition will involve other parties whose primary interest is the acquisition of control of a publicly traded company. Moreover, any business opportunity acquired may be currently unprofitable or present other negative factors.

H. Impracticability of Exhaustive Investigation. Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before we commit to such opportunity. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like, which, if we had more funds, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking our participation. A significant portion of our available funds may be expended for investigative expenses and other expenses related to preliminary aspects of completing an acquisition transaction, whether or not any business opportunity investigated is eventually acquired.

I. Lack of Diversification. Because of our limited financial resources, it is unlikely that we will be able to diversify our acquisitions or operations. This probable inability to diversify our activities into more than one area will subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

J. Requirement of Audited Financial Statements May Disqualify Business Opportunities. Management of the Company believes that any potential business opportunity must provide audited financial statements for review, and for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with the Company, rather than incur the expenses associated with preparing audited financial statements.

K. Other Regulation. An acquisition we make may be of a business that is subject to regulation or licensing by federal, state, or local authorities. Compliance with such regulations and licensing can be expected to be a time-consuming, expensive process and may limit our other investment opportunities.

L. Dependence Upon Management; Limited Participation of Management. We will be heavily dependent upon the skills, talents, and abilities of our officers and directors to implement our business plan, and may, from time to time, find that the inability of such persons to devote their full-time attention to our business results in a delay in progress toward implementing our business plan. Furthermore, we will be entirely dependent upon the experience of our officers and directors in seeking, investigating, and acquiring a business and in making decisions regarding our operations. Because investors will not be able to evaluate the merits of our possible business acquisitions, they should critically assess the information concerning our officers and directors.

M. Lack of Continuity in Management. The Company does not have an employment agreement with any of its officers or directors, and as a result, there is no assurance that they will continue to manage the Company in the future. In connection with the acquisition of a business opportunity, it is likely the current officers and directors of the Company will resign. A decision to resign will be based upon the identity of the business opportunity and the nature of the transaction, and is likely to occur without the vote or consent of the shareholders of the Company.

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N. Indemnification of Officers and Directors. Our Articles of Incorporation
provide that we may indemnify our directors, officers, employees, and agents to the fullest extent permitted by Minnesota law. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures which we may be unable to recoup.

O. Dependence Upon Outside Advisors. To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by our officers without any input from shareholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Company. In the event management considers it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if they are able to provide the required services.

P. Leveraged Transactions. There is a possibility that any acquisition of a business opportunity we make may be leveraged, i.e., we may finance the acquisition of the business opportunity by borrowing against the assets of the business opportunity to be acquired, or against the projected future revenues or profits of the business opportunity. This could increase our exposure to losses. A business opportunity acquired through a leveraged transaction is profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired. There is no assurance that any business opportunity acquired through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses.

Q. Competition. The search for potentially profitable business opportunities is intensely competitive. We expect to be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities than we do. These competitive conditions will exist in any industry in which we may become interested.

R. No Foreseeable Dividends. We have not paid cash dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

S. Loss of Control by Present Management and Shareholders. We may consider an acquisition in which we would issue as consideration for the business opportunity to be acquired, an amount of our authorized but unissued common stock that would, upon issuance, represent the great majority of the voting power and equity of the Company. The result of such an acquisition would be that the acquired company's shareholders and management would control the Company, and our management could be replaced by persons unknown at this time. Such a merger would result in a greatly reduced percentage of ownership by our current shareholders.

T. No Public Market Exists. There is no public market for our common stock, and no assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the securities. Because of the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

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U. Government Regulations. Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

V. Potential Acquisitions. If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payment positions, and in other respects.

ITEM 2. FINANCIAL INFORMATION

General Business Plan

At this time, the Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is intentionally general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See "FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

The Company intends to advertise and promote the Company privately. The Company has not yet prepared any notices or advertisements.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes), for all shareholders and other factors.

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The Company has, and will continue to have, little or no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's and 10-Q's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "Exchange Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the Exchange Act. The officers and directors of the Company have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of the Company. Management intends to concentrate on identifying preliminary prospective business opportunities, which may be brought to its attention through present associations of the Company's officers and directors. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition of acceptance of products, services, or trades; name identification; and other relevant factors The Company will not acquire or merge with any company for which audited financial statements cannot be obtained prior to the closing of the proposed transaction.

The officers of the Company have limited experience in managing companies similar to the Company and shall rely upon their own efforts, in accomplishing the business purposes of the Company. The Company may from time to time utilize outside consultants or advisors to effectuate its business purposes described herein. No policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid. However, because of the limited resources of the Company, it is likely that any such fee the Company agrees to pay would be paid in stock and not in cash.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition.

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It is anticipated that the Company will incur nominal expenses in the implementation of its business plan described herein. The Company has limited capital with which to pay these anticipated expenses.

ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders or may sell their stock in the Company. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

With respect to any merger or acquisition, the negotiations with target company management is expected to focus on the percentage of the Company which the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated hereinabove, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements prior to the closing of the proposed transaction. Upon the effective date of this registration statement, the Company is subject to all of the reporting requirements included in the Exchange Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K. The Company does not intend to provide the Company's security holders with any disclosure documents, including audited financial statements, concerning an acquisition or merger candidate and its business prior to the consummation of any acquisition or merger transaction.

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The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

ITEM 3. PROPERTIES

The Company has no properties and at this time has no agreements to acquire any properties. The Company currently maintains a mailing address at 5353 Manhattan Circle, Suite 101, Boulder, CO 80303, which is the address of its President. The Company pays no rent for the use of this mailing address. The Company does not believe that it will need to maintain an office at any time in the foreseeable future in order to carry out its plan of operations described herein.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANGEMENT

Principal Stockholders

The following table sets forth certain information as of August 31, 2010 regarding the beneficial ownership of the Company's common stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock, (ii) by each director and executive officer of the Company and (iii) by all executive officer's and directors of the Company as a group. Each of the persons named in the table has sole voting and investment power with respect to common stock beneficially owned.

NAME AND ADDRESS                     NUMBER OF          PERCENTAGE
                                   SHARES OWNED          OF SHARES
                                   OR CONTROLLED           OWNED

Michael Friess                        1,977,475            25.05%
5353 Manhattan Circle Ste 101
Boulder, Colorado 80303

Sanford Schwartz                      1,977,475            25.05%
5353 Manhattan Circle Ste 101
Boulder, Colorado 80303

Nick T Boosalis                         538,194             6.82%
212 2nd St SE Suite 224
Minneapolis, MN 55414

The Boosalis Group                      618,039             7.83%
212 2nd St SE Suite 224
Minneapolis, MN 55414

Desfaire                              1,100,000            13.93%
212 2nd St SE Suite 224
Minneapolis, MN 55414

Richard Dillon                          576,571             7.30%
703 Oakland Ave
St. Paul, MN 55102

All Officers and Directors            3,954,950            50.10%
as a Group


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ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Officers and Directors

The following table sets forth certain information concerning each of the Company's directors and executive officers:

NAME                          AGE            POSITION

Michael Friess                60             Chairman of the Board
                                             President and CEO

Sanford Schwartz              59             Vice President, Director

Chloe DiVita                  33             Treasurer, Secretary,
                                             Director and CFO

There are no agreements or understandings for any officer or director to resign at the request of another person and none of the above named officers and directors are acting on behalf of or will act at the direction of any other person.

There is no family relationship between any director or executive officer of the Company.

The Board of Directors presently has no committees.

Set forth below are the names of all directors and executive officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the business experience of such persons during at least the last five years:

Michael Friess is a self-employed attorney licensed to practice law in the State of Colorado. He was a partner from January 1983 to December 1993 in the New York City law firm of Schulte, Roth & Zabel, where his practice emphasized taxation. Mr. Friess has served as a Director and Officer of the Company since April 2009. Mr. Friess served on the Board of Directors of Oralabs Holding Corporation (NASDAQ: OLAB) from September 1997 until December 2006.

Chloe DiVita joined the Company as an Officer and Director in April 2009. For the past eight years, Mrs. DiVita has been a self-employed accountant and business development consultant partnering on many projects with Creative Business Strategies, LLC, a business consulting firm.

Sanford Schwartz has been a director of the Company since April 2009. Mr. Schwartz is the Chairman of Creative Business Strategies, LLC, a business consulting firm in Boulder, Colorado co-founded by Mr. Schwartz in 1985.

Previous Blank-Check Experience

Mr. Michael Friess, President and a director and executive officer of the Company, Mr. Sanford Schwartz a director of the Company, and Mrs. Chloe DiVita, CFO and director of the Company, have all been involved either as an officer or director, or both, with other blank-check companies, which have completed some form of corporate reorganization. The officers and directors of the Company intend to work on developing additional registered blank check companies. The following is a list of the blank-check companies with which the Company's officers and directors have previously been involved during the last five years:

Hemcure, Inc. (HMCU), Commission File #000-51543, was initially registered in May of 1987. The registrant was organized to provide administrative and marketing services to physicians or physician groups who emphasize outpatient non-surgical treatment for hemorrhoids. During June 2006, majority ownership and control of HMCU changed and became Aurasound, Inc. listed on the OTCBB symbol
(ARAU). Current officers and directors of Fona, Inc. are not currently officers, directors or employees of ARAU and, therefore, have no direct knowledge of the business operations or possible pending acquisition, business combinations or mergers of ARAU. ARAU appears to be current in all of its filings with the Securities and Exchange Commission.

Implant Technologies, Inc. (IMLT), Commission File #000-17064, initially registered in 1980 was formed for the purpose of developing and marketing medical products. From April 2006 to July, 2007, Michael Friess served as Secretary and Treasurer, and Sanford Schwartz served as a Director of IMLT. During July 2007, majority ownership and control of IMLT changed and became Oasis Online Technologies Corp listed on the OTCBB symbol (OOLN), a company that is planning acquisitions in the online security and authentication market. Current officers and directors of Fona, Inc. are not currently officers, directors or employees of OOLN and, therefore, have no direct knowledge of the business operations or possible pending acquisition, business combinations or mergers of OOLN. OOLN appeared to be current in its filings with the Securities and Exchange Commission through May 2009.

Discovery Technologies, Inc. (DSVY), Commission File #000-18606, initially registered in 1987 was formed to design, manufacture and market video products that transmit pictures over standard voice-grade telephone lines. In June 2006, the sole remaining director, appointed Michael Friess as President and CEO of the company, and Sanford Schwartz as Director. During December 2007, majority ownership and control of DSVY changed and became China Green Agriculture listed on the OTCBB symbol (CGAG). Current officers and directors of the Company are not currently officers or directors or employees of CGAG and, therefore, have no direct knowledge of the business operations or possible pending acquisitions, business combinations or mergers of CGAG. CGAG appears to be current in its filings with the Securities and Exchange Commission.

Certified Technologies Corporation (CFDT), Commission File #000-52786, initially registered in 1984 was formed to market a fire retardant chemical formulation to the commercial aviation and business furniture industries. In February 2007, the sole remaining director, appointed Michael Friess as President and CEO, Sanford Schwartz as Director, and Chloe DiVita as Secretary and Treasurer of Certified Technologies Corporation. During May 2008, majority ownership and control of CFDT changed and became Zhaoheng Hydropower CO listed on the OTCBB symbol
(ZHYP). Current officers and directors of the Company are not currently officers or directors or employees of ZHYP and, therefore, have no direct knowledge of the business operations or possible pending acquisitions, business combinations or merger of ZHYP. ZHYP appeared to be current in all of its filings with the Securities and Exchange Commission through May, 2009, and has since moved the Company from the United States and filed a Form 15-12G terminating its filing requirements with the SEC.

Henry County Plywood Corporation (HRYC), Commission File #000-53208, initially registered in 1948 was formed to purchase, lease, sell, manufacture and deal in lumber, and other wood products. In August 2006, the remaining board appointed Michael Friess as President and CEO of the company, and Sanford Schwartz as Director. In October 2007, Messrs Friess and Schwartz resigned as officers and directors of the Company, and in May 2008 Mr. Friess was reappointed to the Board. In January 2009, majority ownership and control of HRYC changed and became Sino Green land Corp listed on the OTCBB symbol (SGLA). Current officers and directors of the Company are not currently officers or directors or employees of SGLA and, therefore, have no direct knowledge of the business operations or possible pending acquisitions, business combinations or merger of SGLA. SGLA appears to be current in all of its filings with the Securities and Exchange Commission.

P I Services, Inc. (PISV), Commission File #000-53263, had its initial public offering in September 1988. The company was formed as Sweet Little Deal. In August 2007, the remaining board appointed certain officers and directors of Fona, Inc. as the new officers and directors of Physicians. In January 2009, Physicians merged with P I Services, Inc., a Nevada Corporation. In March 2010, majority ownership and control of PISV changed and became China Lithium Technologies Inc. listed on the OTCBB symbol (CLTT). Current officers and directors of the Company are not currently officers or directors or employees of CLTT and, therefore, have no direct knowledge of the business operations or possible pending acquisitions, business combinations or merger of CLTT. CLTT appears to be current in all of its filing with the Securities and Exchange Commission.

Conflicts of Interest

The Company's officers and directors have in the past and may in the future be officers and directors of other companies of a similar nature and with a similar purpose as the Company. Consequently, there are potential inherent conflicts of interest in Mr. Friess, Mr. Schwartz and Mrs. DiVita serving as officers and directors of the Company. Insofar as the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to the Company's affairs. The officers and directors of the Company may in the future become shareholders, officers or directors of other companies which may be formed for the purpose of engaging in business activities similar to those conducted by the Company. The Company does not currently have a right of first refusal pertaining to opportunities that come to management's attention even if the opportunities relate to the Company's proposed business operations.

The officers and directors are, so long as they are officers or directors of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to their attention in the performance of their duties as officers and directors of the Company will be considered opportunities of, and be made available to the Company. However, they are under no obligation to make any opportunities that come to their attention in the performance of their duties for any other companies or in any other manner available to the Company. Except as set forth above, the Company has not adopted any other conflict of interest policy with respect to such transactions.

Investment Company Act of 1940

Management believes the Company is not subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations, which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940. Any violation of such Act would subject the Company to material adverse consequences.

ITEM 6. EXECUTIVE COMPENSATION

None of the Company's officers or directors receives any compensation for their respective services rendered to the Company, nor have they received such compensation. They have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the Company has generated revenues from operations after consummation of a merger or acquisition. As of the date of this registration statement, the Company has minimal funds available to pay officers or directors. Further, none of the officers or directors are accruing any compensation pursuant to any agreement with the Company.

It is possible that, after the Company successfully consummates a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or more members of the Company's management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, the Company has adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in the Company's decision to undertake any proposed transaction. Each member of management has agreed to disclose to the Company's Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with the Company and further, to abstain from voting on such transaction. Therefore, as a practical matter, if each member of the Company's Board of Directors is offered compensation in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by the Company's Board of Directors as a result of the inability of the Board to affirmatively approve such a transaction.

It is possible that persons associated with management may refer a prospective merger or acquisition candidate to the Company. In the event the Company consummates a transaction with any entity referred by associates of management, it is possible that such an associate will be compensated for their referral. It is anticipated that this fee will be either in the form of restricted common stock issued by the Company as part of the terms of the proposed transaction, or will be in the form of cash consideration. However, if such compensation is in the form of cash, such payment will be tendered by the acquisition or merger candidate, because the Company has minimal cash available. The amount of such compensation, if any, cannot be determined as of the date of this registration statement.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Registrant for the benefit of its employees.


ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR
        INDEPENDENCE

No officer, director, promoter, or affiliate of the Company has or proposes to have any direct or indirect material interest in any asset that we propose to acquire through security holdings, contracts, options, or otherwise.

We may pay any consulting or finder's fee for consulting services to assist management in evaluating a prospective business opportunity in stock or in cash. Any such issuance of stock would be made on an ad hoc basis. Accordingly, we are unable to predict whether or in what amount such compensation might be made.

We currently do not anticipate that we will pay any salary, consulting fee, or finder's fee to any of our directors or executive officers, or to any other affiliate except as described under "Executive Compensation" above.

We maintain our offices at the offices of our president, for which we pay no rent. We anticipate that following the consummation of a business combination with an acquisition candidate, our office will be moved, but cannot predict future office or facility arrangements with our officers, directors or affiliates.

Although we have no current plans to do so, it is possible that we may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the common stock held by our largest shareholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to our current shareholders, or requiring the future employment of specified officers and payment of salaries to them. It is more likely than not that any sale of securities by our current shareholders to an acquisition candidate would be at a price substantially higher than that originally paid by such shareholders. Any payment to current shareholders in the context of an acquisition in which we are involved would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

On April 1, 2009, the Board of Directors approved the issuance of 3,954,950 shares of our common stock to two individuals, (Sanford Schwartz and Michael Friess), for a $10,000 cash payment and a note for an additional $10,000. The note was satisfied in May, 2009. This resulted in a change in control in the Company.

During the six months ended June 30, 2010, Nick Boosalis, a director at the time, and affiliates, paid for expenses of the Company totaling $4,680. Additionally, affiliates of Sanford Schwartz and Michael Friess, officers and directors of the Company, paid for expenses of the Company from August 2008 to Dec 2009 totaling $9,666.

Securities issued by blank check companies cannot be resold under Rule 144, but must be registered under the Securities Act of 1933. The Company has no obligation to register these or any other shares under the Securities Act of 1933.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend at this time to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein.

ITEM 8. LEGAL PROCEEDINGS

Currently, there are no legal proceedings.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information.

There is not a market for the Company's securities. There are no outstanding options or warrants to purchase shares of common stock or securities convertible into shares of the Company's common stock. The Company has no obligations to register any of its shares of common stock under the Securities Act of 1933. As of July 26, 2010, 873,191 of the Company's outstanding shares Securities Act of 1933 are eligible for transfer without registration under the Act.

(b) Holders.

As of September 20, 2010, there were approximately 272 holders of the Company's Common Stock.

(c) Dividends.

No dividends have been paid by the Company on any of its securities since the renewal of its charter and such dividends are not contemplated in the foreseeable future.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

On December 31, 2007, the Board of Directors approved the issuance of 498,237 shares of the Company's common stock to Nick T. Boosalis in exchange for forgiveness of approximately $74,736 of loans to the Company. The shares were issued without registration under the Securities Act of 1933 in reliance upon
Section 4(2) of the Act. No underwriters were involved and no commissions or other consideration was paid in connection with the exchange.

On December 31, 2007, the Board of Directors approved the issuance of 322,047 shares of the Company's common stock to Richard Dillon in exchange for forgiveness of approximately $48,307 of loans to the Company. The shares were issued without registration under the Securities Act of 1933 in reliance upon
Section 4(2) of the Act. No underwriters were involved and no commissions or other consideration was paid in connection with the exchange.

On December 31, 2007, the Board of Directors approved the issuance of 1,100,000 shares of the Company's common stock to Desfaire in exchange for consideration of $11,000 cash previously paid to the Company in 2002 and 2003 and for payment by Desfaire in prior years of more than $125,000 of software development costs on behalf of the company. The shares were issued without registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Act. No underwriters were involved and no commissions or other consideration was paid in connection with the exchange.

On December 31, 2008, the Board of Directors approved the issuance of 39,957 share of the Company's common stock to Nick T. Boosalis in exchange for forgiveness of approximately $5,993 of loans to the Company. The shares were issued without registration under the Securities Act of 1933 in reliance upon
Section 4(2) of the Act. No underwriters were involved and no commissions or other consideration was paid in connection with the exchange.

On April 1, 2009, the Board of Directors approved the issuance of 3,954,950 shares of its common stock representing 50.1% of its common stock outstanding to two individuals, (Sanford Schwartz and Michael Friess), for a $10,000 cash payment and a note for an additional $10,000. The note was settled for cash in on May 1, 2009. The capital will be used to pay for the preparation of documents necessary to register the Company's common stock pursuant to Section 12 (g) of the Securities Exchange Act of 1934. This transaction resulted in a change in control of the Company. The shares were issued without registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Act. No underwriters were involved and no commissions or other consideration was paid in connection with the exchange.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES

Common Stock

Our Articles of Incorporation authorize the issuance of 780,000,000 shares of common stock with a par value of $0.001 per share. As of August 31, 2010 there were 7,894,111 shares of common stock issued and outstanding. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets of the Company available to stockholders. All of the issued and outstanding shares of common stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent we issue additional shares of our common stock, the relative interests of then existing shareholders may be diluted.

Preferred Stock

The Company's Articles of Incorporation authorize 20,000,000 shares of "blank check" preferred stock.

Transfer Agent

As of the date hereof, the company transfer agent is Corporate Stock Transfer, Inc. in Cherry Creek Colorado.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles of Incorporation of the Company provide that the Company shall indemnify its officers and directors to the fullest extent permitted by Nevada law as provided within NRS 78.7502 and NRS 78.784. In addition, a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director provided such person acted in good faith and in a manner which he reasonable believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

                          INDEX TO FINANCIAL STATEMENTS

                                    FONA INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                      with

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Report of Independent Registered Public Accounting Firm          F-2

Financial Statements:

     Balance Sheets                                              F-3

     Statements of Operations                                  F-4, F-5

     Statement of Changes in Stockholders' (Deficit)             F-6

     Statements of Cash Flows                                  F-7, F-8

     Notes to Financial Statements                               F-9

               REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Fona, Inc.

We have audited the accompanying balance sheets of Fona, Inc. (A Development Stage Company) as of December 31, 2009 and 2008, and the related statements of operations, stockholders' (deficit), and cash flows for the two years ended December 31, 2009 and 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fona Inc. (A Development Stage Company) as of December 31, 2009 and 2008, and the results of its operations, stockholders' (deficit), and its cash flows for the two years ended December 31, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, the Company has no business operations and has negative working capital and stockholders' (deficits), which raise substantial doubts about its ability to continue as a going concern. Management's plan in regard to this matter is also discussed in
Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Schumacher & Associates, Inc.

Schumacher & Associates, Inc.
Certified Public Accountants
7931 S. Broadway #314
Littleton, Colorado 80122


September 21, 2010

                                   FONA, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS


                                     ASSETS

                                        June 30,     December 31,   December 31,
                                          2010           2009           2008
                                      -----------    -----------    -----------
                                      (Unaudited)
Current Assets:
  Cash                                $    12,605    $    18,600    $        14
  Prepaid Expenses                            175            350            350
                                      -----------    -----------    -----------
    Total Current Assets                   12,780         18,950            364
                                      -----------    -----------    -----------

TOTAL ASSETS                          $    12,780    $    18,950    $       364
                                      ===========    ===========    ===========

                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
  Accounts payable                    $     8,473    $    12,079    $     6,052
  Accounts payable, related parties        15,165         14,502          5,922
                                      -----------    -----------    -----------
   Total Current Liabilities               23,638         26,581         11,975
                                      -----------    -----------    -----------
     TOTAL LIABILITIES                     23,638         26,581         11,975
                                      -----------    -----------    -----------
Commitments and contingencies
  (Notes 3 and 4)

Stockholders' (DEFICIT)
  Preferred stock, $.001 par value
   20,000,000 shares authorized,
   no shares issued and outstanding          --             --             --
  Common stock, $.001 par value
   780,000,000 shares authorized,
   7,894,111 issued and outstanding
  at March 31, 2010 and December 31,
   2009 and 3,939,161 issued and
   outstanding at December 31, 2008         7,894          7,894          3,939
  Additional paid-in capital            1,214,066      1,214,066      1,198,021
  Accumulated (Deficit)                (1,200,940)    (1,200,940)    (1,200,940)
  Accumulated (Deficit) during the
   Development stage                      (31,878)       (28,651)       (12,631)
                                      -----------    -----------    -----------
TOTAL STOCKHOLDERS' (DEFICIT)             (10,858)        (7,631)       (11,611)
                                      -----------    -----------    -----------
TOTAL LIABILITIES AND
STOCKHOLDERS' (DEFICIT)               $    12,780    $    18,950    $       364
                                      ===========    ===========    ===========


The accompanying notes are an integral part of the financial statements.

                                   FONA, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                             Period From
                                                              August 1,
                                                                 2008
                                                              (date of
                                Six Months     Six Months    development
                                  Ended          Ended        stage) to
                                 June 30,       June 30,       June 30,
                                   2010           2009           2010
                               -----------    -----------    -----------
Revenues                       $      --      $      --      $      --
                               -----------    -----------    -----------

Expenses:
  Accounting fees                     --              355          1,004
  Attorney fees                      1,619         10,178         22,979
  Corporate fees                       870          1,162          2,032
  Printing and mailing costs          --            1,056          1,056
  Transfer agent fees                  704          1,825          3,998
  Other                                 34            772            809
                               -----------    -----------    -----------
   Total Expenses                    3,227         15,348         31,878
                               -----------    -----------    -----------
Net Operating (Loss)                (3,227)       (15,348)       (31,878)
                               -----------    -----------    -----------


Net Income (Loss)              $    (3,227)   $   (15,348)   $   (31,878)
                               ===========    ===========    ===========

Per Share                              Nil            Nil           (.01)
                               ===========    ===========    ===========

Weighted Average Shares
  Outstanding                    7,894,111      6,092,412      6,554,387
                               ===========    ===========    ===========





The accompanying notes are an integral part of the financial statements.

                                   FONA, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                 For the
                                                               Period from
                                                                August 1,
                                                                   2008
                                                                (date of
                                                               development
                                   Year            Year            stage)
                                   Ended           Ended          through
                               December 31,    December 31,    December 31,
                                   2009            2008            2009
                               ------------    ------------    ------------
Revenues                       $       --      $       --      $       --
                               ------------    ------------    ------------
Operating Expenses:
  Accounting fees                       355             649           1,004
  Attorney fees                      10,225          16,012          21,360
  Corporate fees                      1,162             300           1,162
  Printing and mailing costs          1,056            --             1,056
  Transfer agent fees                 2,450           1,377           3,294
  Other                                 772              33             775
                               ------------    ------------    ------------
   Total Expenses                    16,020          18,371          28,651

Net Operating (Loss)                (16,020)        (18,371)        (28,651)
                               ------------    ------------    ------------

Net (Loss) from continuing
  Operations                        (16,020)        (18,371)        (28,651)
                               ------------    ------------    ------------
Discontinued Operations:
  (Loss) from discontinued
      operations                       --              (198)           --
  Gain from sale of asset              --            36,032            --
                               ------------    ------------    ------------
   Net (Loss)                  $    (16,020)   $     17,463    $    (28,651)
                               ============    ============    ============

Per Share
   Continuing Operations       $        Nil            (.01)            Nil
   Discontinued Operations              Nil             .01             Nil
                               ------------    ------------    ------------
      Total                    $        Nil    $        Nil    $        Nil
                               ============    ============    ============

Weighted Average Shares
  Outstanding                     6,994,766       3,900,187       6,085,355
                               ============    ============    ============


The accompanying notes are an integral part of the financial statements.


                                   FONA, INC.
                          (A Development Stage Company)
                 STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT)
            For the Period from January 1, 2007 through June 30, 2010
           (Period from January 1, 2010 to June 30, 2010 is unaudited)

                                                                                   Accumulated
                                                                                    (Deficit)
                                                      Additional                      During
                 Preferred    Common      Stock         Paid In     Accumulated    Development
                   Stock      Shares      Amount        Capital      (Deficit)        Stage          Total
                 ---------  ---------   -----------   -----------   -----------    -----------    -----------
Balance at
January 1,
2008                   --   3,899,204         3,900     1,192,066    (1,231,033)          --          (35,067)

Debt converted
to equity
at $.15                --      39,957            39         5,955          --             --            5,994
(Note 3)

Net loss-
year ended
December 31,
2008                  --         --            --            --          30,093        (12,631)        17,462
                 ---------  ---------   -----------   -----------   -----------    -----------    -----------
Balance at
December
31, 2008              --    3,939,161         3,939     1,198,021    (1,200,940)       (12,631)       (11,611)

Issuance of
stock for cash
at .005               --    3,954,950         3,955        16,045          --             --           20,000
(Note 3)

Net loss-
period ended
December 31,
2009                  --         --            --            --            --          (16,020)       (16,020)
                 ---------  ---------   -----------   -----------   -----------    -----------    -----------
Balance at
December 31,
2009                  --    7,894,111         7,894     1,214,066    (1,200,940)       (28,651)        (7,631)

Net loss-
period ended
June 30, 2010
(unaudited)           --         --            --            --            --           (3,227)        (3,227)
                 ---------  ---------   -----------   -----------   -----------    -----------    -----------
Balance at
June 30, 2010
(unaudited)           --    7,894,111   $     7,894   $ 1,214,066   $(1,200,940)   $   (31,878)   $   (10,858)
                 =========  =========   ===========   ===========   ===========    ===========    ===========

The accompanying notes are an integral part of the financial statements.


                                   FONA, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                              Period From
                                                                               August 1,
                                                                                  2008
                                                                               (Date of
                                                                              Development
                                                   For the Year Ended           Stage) to
                                                      December 31,            December 31,
                                                  2009            2008            2009
                                              ------------    ------------    ------------
Cash Flows from Operating
  Activities of Continued Operations:
  Net income(loss)                            $    (16,020)   $     17,463    $    (28,651)
  Less: Net (loss) from Discontinued
         Operations                                   --           (35,834)           --
                                              ------------    ------------    ------------

Net (loss) from Continuing Operations              (16,020)        (18,371)        (28,651)
                                              ------------    ------------    ------------
Adjustments to reconcile net loss
 To net cash (used in) operating activities:
  Increase in accounts payable                       6,026           6,470          12,738
                                              ------------    ------------    ------------
Net Cash (Used in) Operating
  Activities                                        (9,994)        (11,901)        (15,913)
                                              ------------    ------------    ------------
Cash Flows from Investing Activities:

Net Cash Provided by
  Investing Activities                                --              --              --
                                              ------------    ------------    ------------
Cash Flows from Financing Activities:
  Sale of common stock                              20,000            --            20,000
  Advances from related party                        8,580          11,915          14,502
                                              ------------    ------------    ------------
Net Cash Provided by
  Financing Activities                              28,580          11,915          34,502
                                              ------------    ------------    ------------

Increase (Decrease) in Cash                         18,586              14          18,589
                                              ------------    ------------    ------------
Cash, Beginning of Period                               14            --                11
                                              ------------    ------------    ------------
Cash, End of Period                           $     18,600    $         14    $     18,600
                                              ============    ============    ============
Interest Paid                                 $       --      $       --      $       --
                                              ============    ============    ============
Income Taxes Paid                             $       --      $       --      $       --
                                              ============    ============    ============


Supplemental Disclosure of Non-Cash Transactions:
 Conversion of debt for stock and
  debt forgiveness                            $       --      $      5,993    $      5,993



The accompanying notes are an integral part of the financial statements.

                                       F-7


                                   FONA, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                               Period From
                                                                                August 1,
                                                                                  2008
                                                                                (Date of
                                                                               Development
                                                For the Six Months Ended        Stage) to
                                                        June 30,                June 30,
                                                  2010            2009            2010
                                              ------------    ------------    ------------

Cash Flows from Operating
  Activities of Continued Operations:
  Net (loss)                                  $     (3,227)   $    (15,348)   $    (31,878)
                                              ------------    ------------    ------------
Adjustments to reconcile net loss
 to net cash (used in) operating activities:
  Increase (Decrease) in accounts payable           (3,606)          5,678           9,132
  Decrease in prepaid expenses                         175             175             175
                                              ------------    ------------    ------------
Net Cash (Used in) Operating
  Activities                                        (6,658)         (9,495)        (22,571)
                                              ------------    ------------    ------------

Cash Flows from Investing Activities:

Net Cash Provided by
  Investing Activities                                --              --              --
                                              ------------    ------------    ------------
Cash Flows from Financing Activities:
  Sale of common stock                                --            20,000          20,000
  Advances from related party                          663           8,580          15,165
                                              ------------    ------------    ------------
Net Cash Provided by
  Financing Activities                                 663          28,580          35,165
                                              ------------    ------------    ------------
Cash Flows from (Used In):
  Discontinued Operations                             --              --              --
                                              ------------    ------------    ------------
   Net cash provided by (used in)
    Discontinued Operations                           --              --              --
                                              ------------    ------------    ------------

Increase (Decrease) in Cash                         (5,995)         19,085          12,594
                                              ------------    ------------    ------------
Cash, Beginning of Period                           18,600              14              11
                                              ------------    ------------    ------------
Cash, End of Period                           $     12,605    $     19,098    $     12,605
                                              ============    ============    ============
Interest Paid                                 $       --      $       --      $       --
                                              ============    ============    ============
Income Taxes Paid                             $       --      $       --      $       --
                                              ============    ============    ============


The accompanying notes are an integral part of the financial statements.

                                    FONA INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2009 and 2008
     (References to the periods ended June 30, 2010 and 2009 are unaudited)

(1) Summary of Accounting Policies, and Description of Business

This summary of significant accounting policies of Fona Inc. (the "Company"), a "Development Stage Company", is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

(a) Organization and Description of Business

The Company was incorporated in November 1990 under the laws of the State of Minnesota. In March 2009, the Company held a shareholder meeting approving a migratory merger to Nevada and a name change to Fona, Inc., which became effective March 24, 2010.

The Company initially developed and marketed an interactive information and advertising service, but ceased all major operations in December, 1999. Currently the Company is a Development Stage Company with plans to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

(b) Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(c) Per Share Information

Earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is not shown for periods in which the Company incurs a loss because it would be anti-dilutive.

(d) Basis of Presentation - Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has no business operations and has negative working capital and stockholders' (deficits), which raise substantial doubt about its ability to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations.

Management has opted to resume the filing of Securities and Exchange Commission
(SEC) reporting documentation and then to seek a business combination. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

(e) Recent Accounting Pronouncements

There were various accounting standards and interpretations issued during 2010, 2009 and 2008, none of which are expected to a have a material impact on the Company's consolidated financial position, operations or cash flows.

                                    FONA INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2009 and 2008
     (References to the periods ended June 30, 2010 and 2009 are unaudited)

(1) Summary of Accounting Policies, Continued

(f) Risks and Uncertainties

The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to complete a business combination.

(g) Revenue Recognition

It is the Company's policy that revenue is recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition." Under SAB 104, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectability is reasonably assured.

(h) Cash and Cash Equivalents

The Company considers cash and cash equivalents to consist of cash on hand and demand deposits in banks with an initial maturity of 90 days or less.

(i) Fair Value of Financial Instruments

Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ASC Subtopic 825-10 ("ASC 825-10"), "Disclosures About Fair Value of Financial Instruments." ASC 825-10 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash, cash equivalents, accounts payable, and accounts payable-related party approximate their estimated fair values due to their short-term maturities.

(j) Income Taxes

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) ASC 740, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, the effect of net operating losses, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

(k)  Development stage

Based upon the Company's business plan, it is a development stage enterprise since planned principal operations have not yet commenced. Accordingly, the Company presents its financial statements in conformity with the accounting principals generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from commencement of development stage to the current balance sheet date. The development stage began August 1, 2008 when the Company commenced the process to become a publicly reporting company.

(l) Concentrations

Financial instruments that potentially subject the company to concentrations of credit risk consist principally of cash and cash equivalents. At June 30, 2010, December 31, 2009 and 2008, the Company had no amounts of cash or cash equivalents in financial institutions in excess of amounts insured by agencies of the U.S. Government.

                                    FONA INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2009 and 2008
     (References to the periods ended June 30, 2010 and 2009 are unaudited)

(1) Summary of Accounting Policies, Continued

(m) Unaudited Financial Statements

The balance sheet as of June 30, 2010, the statements of operations and cash flows for the six month periods ended June 30, 2010 and 2009, and the statement of stockholders' (deficit) for the six month period ended June 30, 2010, have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures, normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. The results of operations for the six months ended June 30, 2010 are not necessarily indicative of results expected for the full year ending December 31, 2010. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position at June 30, 2010 and for all periods presented, have been made.

(n) Other

The Company has selected December 31 as its fiscal year end.

The Company has paid no dividends.

No advertising expense has been incurred.

The Company consists of one reportable business segment.

The Company has not entered into any leases.

(2) Income Taxes

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company's deferred tax assets consist entirely of the benefit from net operating loss
(NOL) carry forwards. The net operating loss carry forward if not used, will expire in various years through 2025, and is severely restricted as per the Internal Revenue code due to the change in ownership. The Company's deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry forwards. Net operating loss carry forwards may be further limited by other provisions of the tax laws.

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

                   Estimated           Estimated
                      NOL                 Tax                Change in
                    Carry-      NOL     Benefit   Valuation  Valuation  Net Tax
   Year Ending      forward   Expires   from NOL  Allowance  Allowance  Benefit
-----------------  ---------  -------  ---------  ---------  ---------  -------
December 31, 2009   931,514     2025    107,077   (107,077)     (-)       --

December 31, 2008   915,494     2025    107,077   (107,077)     (-)       --

     Income taxes at the statutory rate are reconciled to the Company's actual income taxes as follows:

     Income tax benefit at statutory rate resulting from
     net operating loss carryforward                                   (15.0)%
     State tax (benefit) net of Federal benefit                         (3.5)%
     Deferred income tax valuation allowance                            18.5%
                                                                     -----------
     Actual tax rate                                                      --
                                                                     ===========

                                    FONA INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2009 and 2008
     (References to the periods ended June 30, 2010 and 2009 are unaudited)

(3) Common Stock and Migratory Merger

Pursuant to the Articles of Incorporation of Fona, Inc., the Company is authorized to issue 780,000,000 common shares with $.001 par value. There were 7,894,111 shares of common stock issued and outstanding at December 31, 2009. In April 2009, the Company issued a total of 3,954,950 shares of common stock to two directors for $10,000 cash and a note for an additional $10,000. The note was satisfied in May 2009. This resulted in a change in control of the Company.

On March 3, 2009, the Board of Directors unanimously approved an Agreement and Plan of Merger effectively changing the name of the Company to Fona Inc., a Nevada corporation ("Re-incorporation Merger") and simultaneously adopting the capital structure of Fona Inc., which includes total authorized capital stock of 800,000,000, of which 780,000,000 are common stock and 20,000,000 are blank check preferred stock. There were no preferred shares outstanding as of December 31, 2009.

In accordance with the Agreement and Plan of Merger, effective March 24, 2009, Fonahome Corporation adopted the capital structure of Fona, Inc., which includes total authorized capital stock of 800,000,000 shares, of which 780,000,000 are common stock, with a par value of $.001 per share (the "Fona Common Stock") and 20,000,000 shares are blank check preferred stock, with a par value of $.001 per share (the "Preferred Stock"). In addition, on March 24, 2009, the issued and outstanding shares of our common stock automatically converted into shares of Fona Common Stock at a ratio of one (1) share of our currently outstanding common stock for one (1) share of Fona Common Stock.

All references in the accompanying financial statements to the number of shares authorized and outstanding have been retroactively adjusted to reflect the new capital structure and par values effective March 24, 2009.

On December 31, 2007, the Board of Directors approved the cancellation of 522,230 shares of common stock previously issued to PH Acquisition, Inc. in accordance with an assignment agreement dated March 1, 1999. The Board also authorized the issuance of 498,237 shares of common stock to Nick T. Boosalis for forgiveness of debt totaling $74,736 and 322,047 shares of common stock to Richard Dillon for forgiveness of debt totaling $48,307. At the same time, the Board approved the sale of 1,100,000 shares of common stock to Desfaire, Inc. for $11,000 previously paid to the company in 2002 and 2003 and for payment by Desfaire in prior years of more than $125,000 of software development costs on behalf of the Company.

On December 22, 2008, the Board of Directors approved the issuance of 39,957 shares of common stock to Nick T. Boosalis for forgiveness of debt totaling $5,993.

(4) Related Party Transactions

The Company uses the offices of its President for its minimal office facility needs for no consideration. No provision for these costs has been provided since it has been determined that they are immaterial.

At December 31, 2009 and 2008, the Company owed two separate related parties for expenses paid on behalf of the Company totaling $14,502 and $5,922, respectively. The advances are uncollateralized, bear no interest and are due on demand.

During the period from January 1, 2008 through January 22, 2008, the Company and one or more other entities were under common control and the existence of that control could result in operating results or financial position of the entity significantly different from those that would have been obtained if the entities were autonomous. In addition, during the period from January 1, 2008 through January 22, 2008, the Company received license revenues totaling approximately $1,900 (which are included in discontinued operations) from an entity controlled by a director.

                                    FONA INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2009 and 2008
     (References to the periods ended June 30, 2010 and 2009 are unaudited)

(5) Discontinued Operations

Since December 1999 the Company has had minimal operations. During December 1999 the Company stopped marketing its product due to lack of sales and potential profits. Following the Assignment Agreement effective on January 22, 2008 all assets and liabilities related to previous operations were assumed by a former director. The Company recognized a gain on the disposal of its assets, which had a net book value of $0, and liabilities of $36,032. During the period ended December 31, 2008 the company recognized a loss of ($198) related to the discontinued operations.

(6) Subsequent Events

The Company has evaluated events subsequent to December 31, 2009 and through the date the financial statements were available to be issued, to assess the need for potential recognition or disclosure in this report. No events were noted that require recognition or disclosure in the financial statements.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

There are no disagreements with the accountants on accounting and financial disclosures.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.


     (a)  Index to Financial Statements

          Balance Sheets                                                F-3
          Statements of Operations                                   F-4, F-5
          Statement of Changes in Stockholders' Equity                  F-6
          Statements of Cash Flows                                   F-7, F-8
          Notes to Financial Statements                                 F-9


     (b)  Index to Exhibits.

           3.1 Articles of Incorporation of Fona, Inc.
           3.2 Bylaws of Fona Inc.
           3.3 Stock Purchase Agreement
           4.1 Specimen Stock certificate
          19.1 Assignment Agreement

SIGNATURES

In accordance with Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



REGISTRANT                      FONA INC.

(Date)                     September 16 , 2010
BY(Signature)              /s/ Michael Friess
(Name and Title)           Michael Friess
                           President, Chief Executive Officer and Director


(Date)                     September 16 , 2010
BY(Signature)              /s/ Sanford Schwartz
(Name and Title)           Sanford Schwartz
                           Vice President and Director



(Date)                     September 16 , 2010
BY(Signature)              /s/ Chloe DiVita
(Name and Title)           Chloe DiVita
                           Treasurer, Secretary and Chief
                           Financial Officer and Director

EXHIBIT INDEX

Exhibit No.   Description of Exhibit
-----------   ----------------------

    3.1       Articles of Incorporation of Fona, Inc.
    3.2       Bylaws of Fona Inc.
    3.3       Stock Purchase Agreement
    4.1       Specimen Stock certificate
   19.1       Assignment Agreement